EXHIBIT 99.1
Element Solutions Inc
Reports Record Results for Third Quarter 2026

•Net sales of $995 million, representing 52% growth on a reported basis and 13% organic growth from the third quarter of 2025
•Reported net income of $66 million, compared to $39 million in the same period last year
•Adjusted EBITDA of $191 million, representing 29% constant currency growth
•Third quarter 2026 Cash flows from operating activities of $159 million and free cash flow of $135 million
•Increasing 2026 Adjusted EBITDA guidance to approximately $720 million
Miami, Fla., October 21, 2026 -- Element Solutions Inc (NYSE:ESI) (“Element Solutions” or the “Company”), a global and diversified specialty chemicals technology company, today announced its financial results for the three and nine months ended September 30, 2026.
Executive Commentary
Chief Executive Officer Benjamin Gliklich commented, “Our team continued to execute exceptionally well and delivered another quarter of record results. We are translating the tailwinds in the Electronics market to profitable growth, and seizing the opportunities created by the pace of technological change to gain market share. Demand across AI infrastructure and other high-performance electronics applications drove broad-based double-digit organic growth in each of our Electronics verticals. This growth is the product of several years of focused investment in technology, customer engagement, capacity expansion and operational excellence, which have strengthened our competitive position in the fastest-growing and highest-value areas of the electronics ecosystem. As our customers continue to build capacity and our supply chain continues to bring forward advanced technologies, we are investing alongside them. We are accelerating our own innovation, adding capacity in high-growth product lines and deepening strategic supply chain relationships to continue delivering for our customers and shareholders."
Mr Gliklich continued, "I am particularly proud of this quarter's results considering the risk of distraction from the proposed and subsequently terminated Solstice transaction. Our team did not miss a step. Reinforced by yet another consecutive record quarter, we are moving forward with greater focus, urgency and confidence. Our standalone, independent trajectory has only improved, and, as a result, we are raising our 2026 adjusted EBITDA guidance to approximately $720 million. This should translate to adjusted EPS growth in excess of 20% for the full year, driven by sustained momentum in Electronics and meaningful contributions from our recent acquisitions. Our formula of operational excellence and prudent capital allocation continues to deliver.”
Third Quarter 2026 Highlights (compared with third quarter 2025)
•Net sales on a reported basis for the third quarter of 2026 were $995 million, an increase of 52% over the third quarter of 2025. Organic net sales increased 13%.
◦Electronics: Net sales increased 68% to $780 million, including 30% from acquisitions. Organic net sales increased 18%.
◦Specialties: Net sales increased 13% to $216 million, including 12% from acquisitions net of divestitures. Organic net sales increased 1%.
•Third quarter of 2026 earnings per share (EPS) performance:
◦GAAP diluted EPS was $0.27, as compared to $0.16 for the same period last year.
◦Adjusted EPS was $0.50, as compared to $0.41 for the same period last year.

•Reported net income for the third quarter of 2026 was $66 million, as compared to $39 million for the third quarter of 2025, an increase of 67%.
◦Net income margin increased by 60 basis points to 6.6%.
•Adjusted EBITDA for the third quarter of 2026 was $191 million, as compared to $147 million for the third quarter of 2025. On a constant currency basis, adjusted EBITDA increased 29%.
◦Electronics: Adjusted EBITDA was $148 million, an increase of 46%. On a constant currency basis, adjusted EBITDA increased 45%. The Micromax business had a positive impact of 19% on constant currency adjusted EBITDA growth.
◦Specialties: Adjusted EBITDA was $43 million, a decrease of 6%. On a constant currency basis, adjusted EBITDA decreased 6%. The EFC Gases & Advanced Materials business had a positive impact of 16% on constant currency adjusted EBITDA growth.
◦Adjusted EBITDA margin increased by 50 basis points to 28.2%.
Updated 2026 Guidance
The Company now expects full year 2026 adjusted EBITDA to be approximately $720 million, inclusive of full year contributions from the Micromax and EFC acquisitions and assuming stable exchange rates and metal prices, and an adjusted EPS growth rate of over 20% for the full year.
Recent Developments
Solstice Transaction - On July 6, 2026, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Solstice. On August 27, 2026, the Company and Solstice entered into a Termination Agreement pursuant to which the parties mutually agreed to terminate the Merger Agreement, which, subject to customary exceptions, mutually released the parties from any claims of liability to one another relating to the contemplated merger transaction.
Conference Call
Element Solutions will host a webcast/dial-in conference call to discuss its 2026 third quarter financial results at 8:30 a.m. (Eastern Time) on Thursday, October 22, 2026. Participants on the call will include Chief Executive Officer Benjamin H. Gliklich and Chief Financial Officer Carey J. Dorman.
To listen to the call by telephone, please dial +1 833-461-5787 and provide the Conference ID: 705 163 823. The call will be simultaneously webcast at www.elementsolutionsinc.com. A replay of the call will be available after completion of the live call at www.elementsolutionsinc.com.
About Element Solutions
Element Solutions Inc is a leading global specialty chemicals technology company whose businesses supply a broad range of solutions that enhance the performance of products people use every day. Developed in multi-step technological processes, these innovative solutions enable customers' manufacturing processes in multiple high-value industries, including semiconductor fabrication, high-performance computing, automotive systems, consumer electronics, power electronics, communications and data storage infrastructure, aerospace and defense, industrial surface finishing and offshore energy.
More information about the Company is available at www.elementsolutionsinc.com.
Forward-Looking Statements
This release is intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995 as it contains "forward-looking statements" within the meaning of the federal securities laws. These statements will often contain words such as "expect," "anticipate," "project," "will," "should," "believe," "intend," "plan," "assume," "estimate," "predict," "seek," "continue," "outlook," "may," "might," "aim," "can have," "likely," "potential," "target," "hope," "goal," "priority," "guidance" or "confident" and variations of such words and similar expressions. Examples of forward-looking statements include, but are not limited to, statements, beliefs, projections and expectations regarding the Company's investments; customer innovation; expected benefits of recent acquisitions, including their contributions to the Company's full year 2026 adjusted EBITDA; metals prices volatility; foreign exchange rate fluctuations; capital deployment; profitability; market trends, conditions and demand expectations; full year 2026 guidance for adjusted EBITDA; and full year 2026 adjusted EPS growth expectations. These projections and statements are based on management's estimates, assumptions or expectations with respect to future events and financial performance, and are believed to be reasonable, though are inherently uncertain and difficult to predict. Such projections and statements are based on the assessment of information available as of the current date, and the Company does not undertake any obligations to provide any further updates. Actual results could differ materially from those expressed or implied in the forward-looking statements if one or more of the underlying estimates, assumptions or expectations prove to be inaccurate or are unrealized. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the war in Ukraine, the Iran conflict and other hostilities in the Middle-East as well as actions in response thereto and their impact on market conditions and the global economy; increases in tariffs and/or imposition of new tariffs and other changes in trade policy, in the U.S. and other countries, and other economic factors that may affect cost structure and demand, including the cost and availability of raw materials and precious metals; capital requirements and need for and availability of financing; the impact of government regulations on our ability to conduct operations; the impact of changes to privacy, cybersecurity, environmental, global trade, tax and other governmental regulations; impairments, including those on goodwill and other intangible assets; price volatility and cost environment; inflation and fluctuations in foreign exchange rates; the Company's liquidity, cash flows and capital allocation; funding sources; capital expenditures; outstanding debt and debt leverage ratio; shares repurchases; debt and/or equity issuance or retirement; expected returns to stockholders; and the impact of acquisitions, divestitures, restructurings, refinancings, impairments and other unusual items, including the Company's ability to integrate and obtain the anticipated benefits, results and synergies from these items or other related strategic initiatives. Additional information concerning these and other factors that could cause actual results to vary is, or will be, included in the Company's periodic and other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

ELEMENT SOLUTIONS INC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in millions, except per share amounts)	2026	2025	2026	2025
Net sales	$995.3	$656.1	$2,813.2	$1,875.0
Cost of sales	652.9	379.1	1,814.1	1,081.1
Gross profit	342.4	277.0	999.1	793.9
Operating expenses:
Selling, technical, general and administrative	205.6	158.1	597.5	471.2
Research and development	22.9	18.1	62.6	50.2
Total operating expenses	228.5	176.2	660.1	521.4
Operating profit	113.9	100.8	339.0	272.5
Other (expense) income:
Interest expense, net	(22.8)	(13.3)	(68.3)	(40.5)
Foreign exchange gains (losses)	6.0	(11.0)	11.8	(34.4)
Other (expense) income, net	(3.8)	(14.0)	0.6	(22.6)
(Loss) gain on divestitures	—	(7.0)	—	59.6
Total other expense	(20.6)	(45.3)	(55.9)	(37.9)
Income before income taxes and non-controlling interests	93.3	55.5	283.1	234.6
Income tax expense	(27.6)	(16.2)	(84.1)	(49.8)
Net income	65.7	39.3	199.0	184.8
Net income attributable to non-controlling interests	—	—	(0.1)	(0.1)
Net income attributable to common stockholders	$65.7	$39.3	$198.9	$184.7

Earnings per share
Basic	$0.27	$0.16	$0.82	$0.76
Diluted	$0.27	$0.16	$0.82	$0.76

Weighted average common shares outstanding
Basic	243.5	241.6	243.5	242.0
Diluted	243.7	242.0	243.8	242.4

ELEMENT SOLUTIONS INC
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	December 31,
(dollars in millions)	2026	2025
Assets
Cash and cash equivalents	$224.9	$626.5
Accounts receivable, net of allowance for doubtful accounts of $9.4 and $9.4 at September 30, 2026 and December 31, 2025, respectively	736.1	517.7
Inventories	409.4	294.7
Prepaid expenses	45.7	28.3
Other current assets	160.4	115.3
Total current assets	1,576.5	1,582.5
Property, plant and equipment, net	425.8	319.6
Goodwill	2,548.7	2,241.9
Intangible assets, net	987.3	657.2
Deferred income tax assets	162.9	175.5
Other assets	160.0	124.7
Total assets	$5,861.2	$5,101.4
Liabilities and stockholders' equity
Accounts payable	$199.2	$165.5
Current installments of long-term debt and revolving credit facilities	27.9	—
Accrued expenses and other current liabilities	339.5	264.4
Total current liabilities	566.6	429.9
Debt	2,054.2	1,625.9
Pension and post-retirement benefits	22.2	22.3
Deferred income tax liabilities	104.5	93.1
Other liabilities	226.6	240.8
Total liabilities	2,974.1	2,412.0
Stockholders' equity
Common stock: 400.0 shares authorized (2026: 270.6 shares issued; 2025: 269.6 shares issued)	2.7	2.7
Additional paid-in capital	4,319.6	4,279.2
Treasury stock (2026: 28.0 shares; 2025: 26.9 shares)	(431.8)	(393.9)
Accumulated deficit	(765.6)	(904.6)
Accumulated other comprehensive loss	(252.3)	(308.9)
Total stockholders' equity	2,872.6	2,674.5
Non-controlling interests	14.5	14.9
Total equity	2,887.1	2,689.4
Total liabilities and stockholders' equity	$5,861.2	$5,101.4

ELEMENT SOLUTIONS INC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	March 31,	September 30,	September 30,
(dollars in millions)	2026	2026	2026	2026	2025
Cash flows from operating activities:
Net income	$65.7	$77.3	$56.0	$199.0	$184.8
Reconciliation of net income to net cash flows provided by (used in) operating activities:
Depreciation and amortization	45.1	44.7	42.5	132.3	114.0
Deferred income taxes	(2.1)	(1.0)	1.7	(1.4)	(16.2)
Foreign exchange (gains) losses	(8.3)	(9.1)	(0.3)	(17.7)	28.6
Incentive stock compensation	18.2	12.6	8.1	38.9	15.8
Gain on divestitures	—	—	—	—	(59.6)
EFC contingent consideration	(5.9)	3.4	5.9	3.4	—
Other, net	2.7	3.7	5.4	11.8	9.7
Changes in assets and liabilities, net of acquisitions and divestitures:
Accounts receivable	(23.9)	(31.6)	(81.8)	(137.3)	(49.6)
Inventories	7.9	4.6	(93.2)	(80.7)	(35.0)
Accounts payable	11.5	6.9	11.3	29.7	15.8
Accrued expenses	36.6	5.5	7.0	49.1	(16.5)
Prepaid expenses and other current assets	(8.5)	(14.3)	(11.8)	(34.6)	(14.4)
Other assets and liabilities	20.2	(3.1)	(17.4)	(0.3)	21.3
Net cash flows provided by (used in) operating activities	159.2	99.6	(66.6)	192.2	198.7
Cash flows from investing activities:
Capital expenditures	(30.4)	(27.9)	(25.1)	(83.4)	(45.2)
Proceeds from disposal of property, plant and equipment	—	—	—	—	0.8
Proceeds from divestitures (net of cash of $2.5 million)	—	—	—	—	323.8
Acquisitions, net of cash acquired	—	(1.6)	(864.2)	(865.8)	—
Other, net	0.1	0.1	—	0.2	25.5
Net cash flows (used in) provided by investing activities	(30.3)	(29.4)	(889.3)	(949.0)	304.9
Cash flows from financing activities:
Debt proceeds, net of discount	—	—	449.4	449.4	—
Repayments of borrowings	(3.2)	(3.2)	—	(6.4)	(202.6)
Changes in lines of credit, net	(35.0)	(35.0)	85.0	15.0	—
Repurchases of common stock	(37.7)	—	—	(37.7)	(19.4)
Dividends	(19.5)	(19.6)	(20.2)	(59.3)	(58.4)
Payment of financing fees	—	—	(6.1)	(6.1)	—
Other, net	0.1	0.4	(0.3)	0.2	(0.7)
Net cash flows (used in) provided by financing activities	(95.3)	(57.4)	507.8	355.1	(281.1)
Effect of exchange rate changes on cash and cash equivalents	1.7	(0.5)	(1.1)	0.1	12.4
Net increase (decrease) in cash and cash equivalents	35.3	12.3	(449.2)	(401.6)	234.9
Cash and cash equivalents at beginning of period	189.6	177.3	626.5	626.5	359.4
Cash and cash equivalents at end of period	$224.9	$189.6	$177.3	$224.9	$594.3

ELEMENT SOLUTIONS INC
ADDITIONAL FINANCIAL INFORMATION
(Unaudited)

I. SUMMARY RESULTS
	Three Months Ended September 30,					Nine Months Ended September 30,
(dollars in millions)	2026	2025	Reported	Constant Currency	Organic	2026	2025	Reported	Constant Currency	Organic
Net Sales
Electronics	$779.6	$465.2	68%	68%	18%	$2,180.1	$1,298.9	68%	66%	18%
Specialties	215.7	190.9	13%	14%	1%	633.1	576.1	10%	8%	2%
Total	$995.3	$656.1	52%	52%	13%	$2,813.2	$1,875.0	50%	48%	13%

Net Income
Total	$65.7	$39.3	67%			$199.0	$184.8	8%

Adjusted EBITDA
Electronics	$148.3	$101.5	46%	45%		$408.9	$286.9	43%	40%
Specialties	42.7	45.4	(6)%	(6)%		127.9	124.4	3%	0%
Total	$191.0	$146.9	30%	29%		$536.8	$411.3	31%	28%

	Three Months Ended September 30,			Nine Months Ended September 30,
	2026	2025	Change	2026	2025	Change
Net Sales ex-Metals
Electronics	$779.6	$465.2	68%	$2,180.1	$1,298.9	68%
Pass-through Metals	318.5	125.0	155%	891.6	339.7	162%
Electronics ex-Metals	$461.1	$340.2	36%	$1,288.5	$959.2	34%

Total Net Sales	$995.3	$656.1	52%	$2,813.2	$1,875.0	50%
Pass-through Metals	318.5	125.0	155%	891.6	339.7	162%
Net Sales ex-Metals	$676.8	$531.1	27%	$1,921.6	$1,535.3	25%

Net Income Margin
Total	6.6%	6.0%	60bps	7.1%	9.9%	(280)bps

Adjusted EBITDA Margin
Electronics	32.2%	29.9%	230bps	31.7%	29.9%	180bps
Specialties	19.8%	23.7%	(390)bps	20.2%	21.6%	(140)bps
Total	28.2%	27.7%	50bps	27.9%	26.8%	110bps

II. CAPITAL STRUCTURE
(dollars in millions)		Maturity	Interest Rate	September 30,
				2026
Instrument
Corporate Revolver		2/2/2031	SOFR plus 1.50%	$15.0
Term Loans	(1)	12/18/2030	SOFR plus 1.75%	1,279.7
Total First Lien Debt				1,294.7
Senior Notes due 2028		9/1/2028	3.875%	800.0
Total Debt				2,094.7
Cash Balance				224.9
Net Debt				$1,869.8
Adjusted Shares Outstanding	(2)			246.1
Market Capitalization	(3)			$8,928.5
Total Capitalization				$10,798.3
(1) Element Solutions swapped its floating term loan rate to a fixed rate for a portion of its outstanding term loans through the use of interest rate swaps and cross-currency swaps which mature in December 2028 or December 2029, as applicable. At September 30, 2026, approximately 94% of the Company's debt was fixed.
(2) See "Adjusted Common Shares Outstanding at September 30, 2026 and 2025" following the footnotes under the "Adjusted Earnings Per Share (EPS)" reconciliation table below.
(3) Based on the closing price of the shares of Element Solutions of $36.28 at September 30, 2026.

III. SELECTED FINANCIAL DATA
	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in millions)	2026	2025	2026	2025
Interest expense	$24.5	$17.9	$72.8	$53.9
Interest paid	31.1	24.9	76.2	59.1
Income tax expense	27.6	16.2	84.1	49.8
Income taxes paid	21.9	16.7	66.8	71.5
Capital expenditures	30.4	16.5	83.4	45.2
Proceeds from disposal of property, plant and equipment	—	0.1	—	0.8
Non-GAAP Measures
To supplement its financial measures prepared in accordance with GAAP, Element Solutions presents in this release the following non-GAAP financial measures: EBITDA, adjusted EBITDA, adjusted EBITDA growth, adjusted EBITDA margin, adjusted EPS, adjusted common shares outstanding, free cash flow, organic net sales growth, full year 2026 guidance for adjusted EBITDA, and full year 2026 adjusted EPS growth expectations. The Company also evaluates and presents its results of operations on a constant currency basis.
Management internally reviews these non-GAAP measures to evaluate performance and liquidity on a comparative period-to-period basis in terms of absolute performance, trends and expected future performance with respect to the Company’s business, and believes that these non-GAAP measures provide investors with an additional perspective on trends and underlying operating results on a period-to-period comparable basis.  The Company also believes that investors find this information helpful in understanding the ongoing performance of its operations as well as their ability to generate cash separate from items that may have a disproportionate positive or negative impact on its financial results in any particular period or that are considered to be associated with its capital structure.  These non-GAAP financial measures, however, have limitations as analytical tools, and should not be considered in isolation from, a substitute for, or superior to, the related financial information that Element Solutions reports in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements, and may not be completely comparable to similarly titled measures of other companies due to potential differences in calculation methods. In addition, these measures are subject to inherent limitations as they reflect the exercise of judgment by management about which items are excluded or included in determining these non-GAAP financial measures. Investors are encouraged to review the definitions and reconciliations of these non-GAAP financial measures to their most comparable

GAAP financial measures included in this press release, and not to rely on any single financial measure to evaluate the Company's businesses.
The Company provides full year 2026 guidance for adjusted EBITDA and full year 2026 adjusted EPS growth expectations on a non-GAAP basis only. Reconciliations of such forward-looking non-GAAP measures to GAAP are excluded in reliance upon the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K due to the inherent difficulty in forecasting and quantifying, without unreasonable efforts, certain amounts that are necessary for such reconciliations, including adjustments that could be made for restructurings, refinancings, impairments, divestitures, integration and acquisition-related expenses, share-based compensation amounts, non-recurring, unusual or unanticipated charges, expenses or gains, adjustments to inventory and other charges reflected in its reconciliations of historic numbers, the amount of which, based on historical experience, could be significant.
Constant Currency:
The Company discloses net sales and adjusted EBITDA on a constant currency basis by adjusting results to exclude the impact of changes due to the translation of foreign currencies of its international locations into U.S. dollars. Management believes this non-GAAP financial information facilitates period-to-period comparison in the analysis of trends in business performance, thereby providing valuable supplemental information regarding its results of operations, consistent with how the Company internally evaluates its financial results.
The impact of foreign currency translation is calculated by converting the Company's current-period local currency financial results into U.S. dollars using the prior period's exchange rates and comparing these adjusted amounts to its prior period reported results. The difference between actual growth rates and constant currency growth rates represents the estimated impact of foreign currency translation.
Organic Net Sales Growth:
Organic net sales growth is defined as net sales excluding the impact of foreign currency translation, changes due to the pass-through pricing of certain metals and acquisitions and/or divestitures, as applicable. Management believes this non-GAAP financial measure provides investors with a more complete understanding of the underlying net sales trends by providing comparable net sales over differing periods on a consistent basis.
The following table reconciles GAAP net sales growth to organic net sales growth for the three and nine months ended September 30, 2026:

	Three Months Ended September 30, 2026
	Reported Net Sales Growth	Impact of Currency	Change in Pass-Through Metals Pricing	Acquisitions	Organic Net Sales Growth
Electronics	68%	0%	(20)%	(30)%	18%
Specialties	13%	1%	—%	(12)%	1%
Total	52%	0%	(14)%	(25)%	13%

	Nine Months Ended September 30, 2026
	Reported Net Sales Growth	Impact of Currency	Change in Pass-Through Metals Pricing	Acquisitions & Divestitures	Organic Net Sales Growth
Electronics	68%	(1)%	(23)%	(26)%	18%
Specialties	10%	(2)%	—%	(6)%	2%
Total	50%	(2)%	(16)%	(19)%	13%
NOTE: Totals may not sum due to rounding.

For the three months ended September 30, 2026, Electronics' consolidated results were positively impacted by $94.4 million of pass-through metals pricing and $138 million of acquisitions, which includes $93.1 million of net sales from pass-through metals, and Specialties' consolidated results were positively impacted by $23.4 million of acquisitions. For the nine months ended September 30, 2026, Electronics' consolidated results were positively impacted by $303 million of pass-through metals pricing and $331 million of acquisitions, which includes $226 million of net sales from pass-through metals, and Specialties' consolidated results were positively impacted by $33.9 million of acquisitions net of divestitures.
Adjusted Earnings Per Share (EPS):
Adjusted EPS is a key metric used by management to measure operating performance and trends as management believes the exclusion of certain expenses in calculating adjusted EPS facilitates operating performance comparisons on a period-to-period basis. Adjusted EPS is defined as net income adjusted to reflect adjustments consistent with the Company's definition of adjusted EBITDA. Additionally, the Company eliminates amortization expense associated with intangible assets, incremental depreciation associated with the step-up of fixed assets and incremental cost of sales associated with the step-up of inventories recognized in purchase accounting for acquisitions, as well as the incremental depreciation associated with facility closures.
Further, the Company adjusts its effective tax rate to 20%, as described in footnote (10) under the reconciliation table below. This effective tax rate, which reflects the Company’s estimated long-term expectations for taxes to be paid on its adjusted non-GAAP earnings, is consistent with how management evaluates the Company’s financial performance. The Company also believes that providing a fixed rate facilitates comparisons of business performance from period to period. This non-GAAP effective tax rate is lower than the average of the statutory tax rates applicable to the Company’s jurisdictional mix of earnings, primarily because it reflects tax benefits derived from U.S. tax attribute carryforwards, which consist of operating losses and tax credits.
The resulting adjusted net income is then divided by the Company's adjusted common shares outstanding. Adjusted common shares outstanding represent the shares outstanding as of the balance sheet date for the quarter-to-date period and an average of each quarter for the year-to-date period, plus the shares issuable upon exercise or vesting of all outstanding equity awards (assuming a performance achievement target level for equity awards with targets considered probable).

The following table reconciles GAAP "Net income" to "Adjusted net income" and presents the number of adjusted common shares outstanding used in calculating adjusted EPS for each period presented below:

		Three Months Ended		Nine Months Ended
		September 30,		September 30,
(dollars in millions, except per share amounts)		2026	2025	2026	2025
Net income		$65.7	$39.3	$199.0	$184.8
Net income attributable to non-controlling interests		—	—	(0.1)	(0.1)
Reversal of amortization expense	(1)	30.3	28.6	87.8	84.3
Adjustment to reverse incremental depreciation expense from acquisitions and facility closures	(1)	0.7	0.4	2.7	1.0
Inventory step-up	(1)	0.4	—	5.8	—
Restructuring expense	(2)	3.3	1.5	7.4	4.7
Acquisition, integration and transaction expenses	(3)	21.9	11.0	52.6	22.6
Foreign exchange (gains) losses on intercompany loans	(4)	(6.1)	11.6	(13.1)	28.2
Loss (gain) on divestitures	(5)	—	7.0	—	(59.6)
Unrealized losses (gains) on metals derivative contracts	(6)	11.8	6.4	(17.9)	13.3
Debt financing costs	(7)	—	—	—	1.8
Change in fair value of EFC contingent consideration	(8)	(5.9)	—	3.4	—
Other, net	(9)	4.4	2.0	14.9	11.2
Tax effect of pre-tax non-GAAP adjustments	(10)	(12.2)	(13.7)	(28.7)	(21.5)
Adjustment to estimated effective tax rate	(10)	9.0	5.1	27.5	2.9
Adjusted net income		$123.3	$99.2	$341.3	$273.6

Adjusted earnings per share	(11)	$0.50	$0.41	$1.38	$1.12

Adjusted common shares outstanding	(11)	246.1	244.0	246.8	244.3
(1) The Company eliminates the amortization expense associated with intangible assets, incremental depreciation associated with the step-up of fixed assets and incremental cost of sales associated with the step-up of inventories recognized in purchase accounting for acquisitions, as well as the incremental depreciation associated with facility closures. The Company believes these adjustments provide insight with respect to the cash flows necessary to maintain and enhance its product portfolio.
(2) The Company adjusts for costs of restructuring its operations, including those related to its acquired businesses. The Company adjusts these costs because it believes they are not reflective of ongoing operations.
(3) The Company adjusts for costs associated with acquisition, integration and transaction activity, including costs of obtaining related financing, legal and accounting fees and transfer taxes. The Company adjusts these costs because it believes they are not reflective of ongoing operations.
(4)     The Company adjusts for foreign exchange gains and losses on intercompany loans because it expects the period-to-period movement of the applicable currencies to offset on a long-term basis and because these gains and losses are not fully realized due to their long-term nature. The Company does not exclude foreign exchange gains and losses on short-term intercompany and third-party payables and receivables.
(5)     The Company adjusts for the gain on the sale of its MacDermid Graphics Solutions business and the loss on other immaterial divestiture activity because it believes they are not reflective of ongoing operations.
(6)     The Company adjusts for unrealized gains/losses on metals derivative contracts as it believes it provides a more meaningful comparison of its performance between periods.
(7)     The Company adjusts for costs related to the partial prepayment of its term loans B-3 because it believes these costs are not reflective of ongoing operations.
(8)    The Company adjusts for changes in the fair value of contingent consideration related to the acquisition of EFC Gases & Advanced Materials because it believes they are not reflective of ongoing operations.
(9)    The Company's adjustments primarily consist of highly inflationary accounting losses for its operations in Turkey of $1.4 million and $1.2 million for the three months ended September 30, 2026 and 2025, respectively, $3.5 million and $4.1 million for the nine months ended September 30, 2026 and 2025, respectively, as well as certain professional consulting fees. The Company adjusts for highly inflationary accounting impacts for its operations in Turkey as it believes it provides a more meaningful comparison of its performance between periods. The Company adjusts for certain professional consulting fees because it believes they are not reflective of ongoing operations.
(10) The Company uses a non-GAAP effective tax rate of 20%. This rate, which reflects the Company's estimated long-term expectations for taxes to be paid on its adjusted non-GAAP earnings, is consistent with how management evaluates the Company's financial performance. The Company also believes that providing a fixed rate facilitates comparisons of business performance from period to period. This non-GAAP effective tax rate is lower than the average of the statutory tax rates applicable to the Company's jurisdictional mix of earnings, primarily because it reflects tax benefits derived from U.S. tax attribute carryforwards, which consist of operating losses and tax credits. These economic benefits are expected to recur through 2028. Without taking into account these benefits derived from its U.S. tax attribute carryforwards and other similar adjustments, the Company's non-GAAP effective tax rate would have been 26.0% which would have resulted in a $0.10 reduction in Adjusted EPS for the nine months ended September 30, 2026.
(11) The Company defines "Adjusted common shares outstanding" as the number of shares of its common stock outstanding as of the balance sheet date for the quarter-to-date period and an average of each quarter end for the year-to-date period, plus the shares issuable upon exercise or vesting of all outstanding equity awards (assuming a performance achievement target level for equity awards with targets considered probable). The Company adjusts the number of its outstanding common shares for this calculation as it believes it provides a better understanding of its results of operations on a per share basis. See the table below for further information.
Adjusted Common Shares Outstanding at September 30, 2026 and 2025
The following table shows the Company's adjusted common shares outstanding at each period presented:

	September 30,		Year-to-Date Average
			September 30,
(amounts in millions)	2026	2025	2026	2025
Basic common shares outstanding	242.6	242.0	243.3	242.0
Number of shares issuable upon vesting of granted Equity Awards	3.5	2.0	3.5	2.3
Adjusted common shares outstanding	246.1	244.0	246.8	244.3
EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin:
EBITDA represents earnings before interest, provision for income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA, excluding the impact of additional items included in GAAP earnings which the Company believes are not representative or indicative of its ongoing business or are considered to be associated with its capital structure, as described in the footnotes located under the "Adjusted Earnings Per Share (EPS)" reconciliation table above. Adjusted EBITDA for each segment also includes an allocation of corporate costs, such as compensation expense and professional fees. Adjusted EBITDA margin is defined as adjusted EBITDA divided by net sales excluding the value of certain pass-through metals in the Electronics segment. Adjusted EBITDA margin excludes the impact of certain pass-through metals in the Electronics segment as we believe the fluctuations in these metal prices do not reflect underlying operating results. Management believes adjusted EBITDA and adjusted EBITDA margin provide investors with a more complete understanding of the long-term profitability trends of the Company's business and facilitate comparisons of its profitability to prior and future periods.

The following table reconciles GAAP "Net income" to "Adjusted EBITDA" for each of the periods presented:

		Three Months Ended		Nine Months Ended
		September 30,		September 30,
(dollars in millions)		2026	2025	2026	2025
Net income		$65.7	$39.3	$199.0	$184.8
Add (subtract):
Income tax expense		27.6	16.2	84.1	49.8
Interest expense, net		22.8	13.3	68.3	40.5
Depreciation expense		14.8	10.0	44.5	29.7
Amortization expense		30.3	28.6	87.8	84.3
EBITDA		161.2	107.4	483.7	389.1
Adjustments to reconcile to Adjusted EBITDA:
Inventory step-up	(1)	0.4	—	5.8	—
Restructuring expense	(2)	3.3	1.5	7.4	4.7
Acquisition, integration and transaction expenses	(3)	21.9	11.0	52.6	22.6
Foreign exchange (gains) losses on intercompany loans	(4)	(6.1)	11.6	(13.1)	28.2
Loss (gain) on divestitures	(5)	—	7.0	—	(59.6)
Unrealized losses (gains) on metals derivative contracts	(6)	11.8	6.4	(17.9)	13.3
Debt financing costs	(7)	—	—	—	1.8
Change in fair value of EFC contingent consideration	(8)	(5.9)	—	3.4	—
Other, net	(9)	4.4	2.0	14.9	11.2
Adjusted EBITDA		$191.0	$146.9	$536.8	411.3
Micromax Adjusted EBITDA				7.2	—
MacDermid Graphics Solutions Adjusted EBITDA				—	5.3
Adjusted EBITDA excluding the impact of acquisitions and divestitures (10)				$544.0	$406.0
(10) Assumes that the Micromax Acquisition had closed on January 1, 2026 and the MacDermid Graphics Solutions transaction had closed on January 1, 2025.
NOTE: For the remaining footnote descriptions, please refer to the footnotes located under the "Adjusted Earnings Per Share (EPS)" reconciliation table above.
Free Cash Flow:
Free cash flow for the three and nine months ended September 30, 2026 and 2025 is defined as net cash flows from operating activities less capital expenditures, plus (1) proceeds from the disposal of property, plant and equipment, (2) professional fees, non-recurring expenses and taxes paid in association with acquisitions and divestitures and (3) non-recurring payments associated with a multi-year tax settlement in the first quarter of 2025. Management believes that this non-GAAP metric, which measures the Company’s ability to generate cash from its business operations, is an important financial measure for evaluating the Company's liquidity. Free cash flow should be considered as an additional measure of liquidity to, rather than as a substitute for, net cash provided by operating activities.

The following table reconciles "Cash flows from operating activities" to "Free cash flow" for the periods presented:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(dollars in millions)	2026	2025	2026	2025
Cash flows from operating activities	$159.2	$100.1	$192.2	$198.7
Capital expenditures	(30.4)	(16.5)	(83.4)	(45.2)
Proceeds from disposal of property, plant and equipment	—	0.1	—	0.8
Adjustments	5.7	0.4	25.2	18.7
Free cash flow	$134.5	$84.1	$134.0	$173.0

Investor Relations Contact:	Media Contact:
Varun Gokarn Vice President, Strategy and Integration Element Solutions Inc 1-203-952-0369 IR@elementsolutionsinc.com	Scott Bisang / Ed Hammond / Tali Epstein Collected Strategies 1-212-379-2072 esi@collectedstrategies.com